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                                                                    EXHIBIT 8.01

                                 April 27, 1999

At Home Corporation
425 Broadway Street
Redwood City, California 94063

Ladies and Gentlemen:

         This opinion is being delivered to you in connection with the filing of the Form S-4 Registration Statement filed with the Securities and Exchange Commission (which contains a Joint Proxy Statement/Prospectus) (the "Registration Statement") filed pursuant to the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated January 19, 1999, among At Home Corporation, a Delaware corporation ("At Home"), Countdown Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of At Home ("Merger Sub"), and Excite, Inc., a Delaware corporation ("Excite").

         Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement.

         We have acted as legal counsel to At Home and Merger Sub in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

         1.       The Reorganization Agreement;

         2. The Form S-4 Registration Statement filed with the Securities and Exchange Commission on April 27, 1999 (which contains a Joint Proxy Statement/Prospectus);

         3. Those certain tax representation letters expected to be delivered to us by At Home, Merger Sub, and Excite containing certain representations of At Home and Merger Sub, and Excite and attached as Exhibits A and B, respectively (the "Tax Representation Letters"); and

         4. Such other instruments and documents related to the formation, organization and operation of At Home, Merger Sub, and Excite and related to the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.



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At Home Corporation
April 27, 1999
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         In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

         a. Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

         b. All representations, warranties and statements made or agreed to by At Home, Merger Sub, and Excite, their managements, employees, officers, directors and shareholders in connection with the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including the exhibits thereto) and the Tax Representation Letters, are true and accurate at all relevant times;

         c. All covenants contained in the Reorganization Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

         d. The Merger will be reported by At Home, Merger Sub, and Excite on their respective federal income tax returns in a manner consistent with the opinion set forth below;

         e. Any representation or statement made "to the best knowledge of" or similarly qualified is correct without such qualification; and

         f. The opinion rendered by Fenwick & West LLP to Excite, substantially identical in substance to this opinion, has been delivered and not been withdrawn.

         Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the Reorganization Agreement (and without any waiver, breach, or amendment of any of the provisions thereof) and the statements set forth in the Tax Representation Letters are true and correct as of the Effective Time, then, for U.S. federal income tax purposes, the Merger will be a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended.

         In addition, we are of the opinion that the disclosure entitled "The Merger - Material United States federal income tax consequences of the merger" in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement is correct in all material respects, subject to the limitations set forth therein.





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At Home Corporation
April 27, 1999
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         This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Reorganization Agreement. In addition, no opinion is expressed as to any tax consequence of the Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax banks, tax-exempt organizations, non-United States persons, U.S. stockholders who own at least five percent of either the total voting power or the total value of the stock of At Home immediately after the Merger, and stockholders who acquired their shares of Excite stock pursuant to the exercise of options or otherwise as compensation).

         No opinion is expressed as to any other transaction whatsoever, including the Merger, if all of the transactions described in the Reorganization Agreement are not consummated in accordance with the terms of the Reorganization Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, covenants, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

         This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.



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At Home Corporation
April 27, 1999
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         This opinion is being delivered solely for the purposes of being included as an exhibit to the Registration Statement. It may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person, without our prior written consent. We hereby consent to the use of our name under the heading "The Merger - Material United States federal income tax consequences of the merger" in the Joint Proxy Statement/Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder.

                                            Very truly yours,


                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                                            /s/ WILSON SONSINI GOODRICH & ROSATI